United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Chief Technologies Officer

On April 12, 2021, the Registrant entered into an agreement with Víctor Germán Quintero Toro pursuant to which Mr. Quintero has been appointed as the Registrant’s chief technologies officer (CTO). A copy of such agreement is annexed hereto as exhibit 10.04.

Mr. Quintero’s employment agreement is for an initial term ending on October 31, 2024, subject to automatic annual renewals unless either party elects to terminate it. Mr. Quintero is required to devote 25% of his time to the Registrant’s affairs but is expected to devote additional time, should that prove necessary. The compensation provisions of the agreement call for a minimal monthly stipend of $500 but also for 10,000 shares of the Registrant’s Class B Convertible Preferred Stock issuable at the end of each fiscal year and participation, along with other employees in the Registrant’s Qualified Stock Option Plan, as that term is defined in the Internal Revenue Code of 1986 (the “Options”) pursuant to which he will be granted options to purchase 50,000 shares of Class B Convertible Preferred Stock at the end of each fiscal year, such options to be exercisable at a price equal to the last sales price therefor prior to execution of the agreement ($1.25 per share) during the 1,826 days following their issuance. His duties will include responsibility for the design, development and maintenance of the Registrant’s internet presence including its website, its social media presence, information concerning Puget on the Internet, the Registrant’s internet security, etc., in coordination with the Registrant’s board of directors, board of advisors, strategic consultant and superior officers, evaluation of all potential acquisitions and monitoring all acquisitions and operating subsidiaries with respect to all matters involving technology; in coordination with the Registrant’s board of directors, board of advisors, strategic consultant and superior officers, coordination and monitoring of all research and development activities involving technology; development of personal proprietary information conceived by him with respect to software applications for use on computers and other intelligent devices in the areas of coordination of medical services and transportation systems, provided that they are not abandoned by the Registrant and are placed into operation prior to the end of the initial term of the Agreement, subject to a retained 10% royalty interest in favor of Mr. Quintero from all income derived therefrom by or through the Registrant; and, performance of such other duties as are assigned to him by the Registrant’s president and boards of directors, subject to compliance with all applicable laws and fiduciary obligations.

Additional provisions involving intellectual property provide that except as specifically excluded in the agreement intellectual property developed by Mr. Quintero will belong to the Registrant subject to a ten percent royalty interest in favor of Mr. Quintero, provided that, if the intellectual property is not marketed within three years, then it will revert to Mr. Quintero and the Registrant will be entitled to a ten percent royalty interest. Mr. Quintero is currently developing a proprietary transport control and programming system based on big data (a field that treats ways to analyze, systematically extract information from, or otherwise deal with data sets that are too large or complex to be dealt with by traditional data-processing application software) and artificial intelligence; and, a proprietary platform for improved doctor patient scheduling and treatment interaction. Such projects are expected to be developed and marketed by the Registrant and test marketed in the Commonwealth of Puerto Rico where the Registrant anticipates conducting a substantial portion of its activities in order to avail itself of benefits provided under the Puerto Rico Incentives Code Act (Act 60-2019). Excluded from the agreement is a proprietary hydroponic, hermetic, automated and controlled cultivation system using artificial intelligence (Colombian patent number NC2020 / 0000681) which Mr. Quintero will develop and market independently.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 (excluding exhibits)

Mr. Quintero will primarily work from the city of Manizales in the Republic of Colombia where he resides, availing the Registrant of the abundant academic and professional talent there as a result of the city’s status as a major academic center (with ten university campuses in a city of approximately 450,000 people), a city which is striving to emulate the information and technological accomplishments of major cities in the Republic of India, and, as required, from the Commonwealth of Puerto Rico.

Biographical information:

Mr. Quintero, age 40, obtained a bachelor of science degree in electronic engineering from the Universidad Nacional de Colombia in 2002 and a bachelor of science degree with honors in computer and systems engineering in 2007 from the Universidad Tecnológica de Pereira, both in the Republic of Colombia. From 2007 to 2009 he was employed as a software architect at Accenture, PLC and from 2009 to 2012 he was employed as a consultant and software architect at Oracle Corporation, in the telecommunications area. In 2012, he was retained as a project manager at Walmart, Inc. charged with design of software apps involving automation of logistics, transportation, project distribution, inventory and digital marketing for diverse regional headquarters and distributions centers throughout the world. From 2013 through 2017, Mr. Quintero was employed at Cablevision Argentina as project manager, where he led the 4G implementation project and was involved with the integration of fixed networks with the mobile networks and design of the Quad Play service. In 2018 he was employed by Banco Santander, a major European bank with worldwide offices as a software architect on the digital platform integrating different online services as well as management and handling documentation. During that same year he was involved with Motorola, Inc., as a finalist in an applications development program, his entry involving an app for noninvasive measurement of blood glucose for diabetes patients and others. During 2019 Mr. Quintero was retained by a large pharmaceutical chain in the Republic of Colombia, “Evedisa”, to develop, improve, standardize and maintain its databases and while there, completed a postgraduate program in management at the Colegiatura del Café. Since 2020 Mr. Quintero has served as a project manager at Get In Marketing where he has integrated diverse services and projects in the areas of digital marketing, administration, communication and innovation.

Mr. Quintero is currently a researcher at the Universidad de Caldas in areas including information and communication technologies, pedagogy and integration of technology into education working with two centers of excellence and four A rated research groups. He is an international speaker in the fields of science, technology and education and has participated in the Congreso Iberoamericano held in Buenos Aires during November of 2014, the Congreso Internacional de Nuevas Tecnologías Educativas held in Mexico City in 2006, the II Congreso Internacional de Educación RUDECOLOMBIA held in Paipa, Boyaca, Colombia during 2007 and the Congreso Internacional de Tecnología held in 2009 at the Universidad del Valle in Cali, Colombia.

Agreement with New Member of Board of Advisors

On April 12, 2021, the Registrant entered into an agreement with Natalia Trujillo Orozco pursuant to which she will join Pranav Nawani, PhD and Messrs. Andrew Spencer and David E. Burnett on the Registrant’s Board of Advisors. A copy of such agreement is filed as exhibit 10.01 to this current report. The material terms of such agreements pertaining to compensation are identical to those of Messrs. Spencer and Burnett as disclosed in the current report on Form 8-K filed by the Registrant with the Commission on December 1, 2020 except that her equity based compensation will involve shares of the Registrant’s Class B Convertible Preferred Stock and that in addition to her advisory duties, she will also act as the secretary of the Board of Advisors and of every committee thereof, responsible for coordinating all meetings and preparing required records for submission to the Registrant’s corporate secretary. Ms. Trujillo, in addition to her academic and professional qualifications, adds diversity to the Board of Advisors, being a woman and Hispanic. A copy of the agreement with Ms. Trujillo is annexed hereto as exhibit 10.05.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 (excluding exhibits)

Biographical information:

Natalia Trujillo Orozco, age 35, has a bachelor of science degree in chemical engineering from the Universidad Nacional de Colombia. During her studies she was member of the “Development of New Products and Functional Foods” research group where she worked on a project entitled “Evaluation of Osmotic Dehydration as a Pretreatment for Vacuum Impregnation of Chayote (Sechium edule)” presented by her at national events such as 8th and 10th regional meetings of the Red Regional de Semilleros de Investigación. Some of the written projects she coauthored include: (2018), “Biofuels Conversion by MixAlcoTM Process Using Municipal Solid Waste as Substrate: simulation and economic, environmental and social analysis”; (2018), “Producción de carbon activado a partir de cáscaras de naranja” (Production of Activated Carbon from Orange Peels); (2019), “Producción de 1, 3- Butadieno a partir de residuos agroindustriales” (Production of 1,3- Butadiene from Agro-Industrial Waste); (2019), “Estudio de factibilidad para el montaje y puesta en marcha de planta de producción carbón activado” (Feasibility Study for Assembly and Start-Up of an Activated Carbon Production Plant); (2019), “Aprovechamiento del borojó (Borojoa patinoi) para la elaboración de productos comestibles de alto valor commercial” (Use of Borojo [Borojoa patinoi] for the Production of High Commercial Value Edible Products). During 2019 she also worked with the Corporación Colombiana del Saber Científico SCIO (Colombian corporation of scientific knowledge) in Bogotá as a content analyst for publications in food research journals.

In addition to the foregoing, since 2017 she has served as a wellness counselor or advisor with respect to functional alimentation for individual clients in Colombia, Canada, El Salvador, Chile, Spain and in the United States. In addition to her university studies, she has completed the following courses: Introduction to psychology, Yale University; Herbal Medicine, University of Minnesota; Seguridad Agroalimentaria, Universidad Nacional Autónoma de México; Use of WordPress to Create a Blog for your Business, Coursera Proyect Network; Aromatherapy: Clinical Use of Essential Oils, University of Minnesota; Positive Psychiatry and Mental Health, University of Sydney; Weight Management: Beyond Balancing Calories, Emory University; Chemicals and Health, Johns Hopkins University; Nutrición y obesidad: control de sobrepeso, Universidad Nacional Autónoma de México; Introduction to Integrative Therapies and Healing Practices, University of Minnesota; Mindfulness in Integrative Healthcare, University of Minnesota; and, The Science of Well-Being, Yale University.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in response to Item 1.01 is hereby incorporated by reference.

The employment of Mr. Quintero is in conjunction with implementation of the Registrant’s plan to expand its management. Other potential candidates have been identified for management positions but are awaiting completion of the Registrant’s proposed private placement and specifically, the acquisition by the Registrant of adequate officers’ and directors’ liability insurance before deciding whether or not to accept the Registrant’s employment proposals. The Registrant feels that, although it does not have a specific plan in place to assure diversity in employment, the addition of Mr. Quintero, a Hispanic, and Ms. Trujillo, a woman and a Hispanic, in addition to the Registrant’s president and chief executive officer, also a Hispanic, provide it with significant diversity at all levels.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 (excluding exhibits)

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.04	Employment Agreement for Víctor Germán Quintero Toro
10.05	Board of Advisor Membership Agreement with Natalia Trujillo Orozco
99.01	Press release concerning appointment of Mr. Quintero and Ms. Trujillo

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.

	By:	/s/Hermann Burckhardt/s/
Date: April 13, 2021		Hermann Burckhardt, President and Chief Executive Officer

	By:	/s/Thomas Jaspers/s/
Thomas Jaspers, Treasurer, Secretary and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5 (excluding exhibits)